Exhibit 99.1

Environmental Impact Acquisition Corporation approval obtained; GreenLight Biosciences set to begin trading under Nasdaq: GRNA on February 3, 2022

Boston, February 2, 2022—Environmental Impact Acquisition Corporation (NASDAQ: ENVI), a publicly-traded special purpose acquisition company, announced today that its business combination with Greenlight Biosciences was approved in a shareholder vote held yesterday, with 80.7% of shareholders participating in the vote and 78.6% voting in favor of the combination.

Subject to the satisfaction or waiver of the other customary closing conditions, Environmental Impact Acquisition Corp. anticipates closing the business combination today. In connection with the closing, the company will change its name to GreenLight Biosciences Holdings, public-benefit corporation, and the combined company’s shares of Class A common stock and public warrants are expected to trade on the Nasdaq exchange beginning on February 3, 2022, under the ticker symbols “GRNA” and “GRNA.WS,” respectively.

“Today marks an important milestone, and I am thrilled to work with our teams as we develop new applications for our RNA platform,” said Andrey Zarur, CEO of GreenLight.

Investors include Serum Life Sciences, Fall Line Capital, Viceroy Capital, S2G Ventures, Cormorant Asset Management, Morningside Venture Investments, Hudson Bay Capital, BNP Paribas Ecosystem Restoration Fund, The Jeremy and Hannelore Grantham Environmental Trust, Continental Grain Company, Pura Vida Investments LLC, Xeraya Capital, and MLS Fund II/Spruce.

Canaccord Genuity served as financial advisor and Latham & Watkins LLP served as legal advisor to Environmental Impact Acquisition Corp. SVB Leerink and Credit Suisse served as financial and capital markets advisors to GreenLight and co-placement agents on the PIPE transaction. Foley Hoag LLP is served as legal advisor to GreenLight.

About GreenLight

Founded in 2008, GreenLight aims to address some of the world’s biggest problems by delivering on the full potential of RNA for human health and agriculture. In human health, this includes mRNA vaccines and therapeutics. In agriculture, this includes RNA to protect honeybees and a range of crops. The company’s breakthrough cell-free RNA manufacturing platform, which is protected by numerous patents, allows for cost-effective production of RNA. GreenLight’s human health product candidates are in the pre-clinical stage, and its product candidates for the agriculture market are in the early stages of development or regulatory review. For more information, visit https://www.greenlightbiosciences.com/

In August 2021, GreenLight Biosciences announced plans to become publicly listed through a business combination with Environmental Impact Acquisition Corp. (Nasdaq: ENVI).

For more information, visit greenlightbiosciences.com

About Environmental Impact Acquisition Corporation

Environmental Impact Acquisition Corp. is a Special Purpose Acquisition Company. The Company is sponsored by CG Investments Inc. VI, an affiliate of Canaccord Genuity, which manages several investment vehicles.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, with respect to the proposed transaction between GreenLight Biosciences, Inc. (“GreenLight”) and Environmental Impact Acquisition Corp. (“ENVI”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of ENVI’s securities and the effect of the announcement or pendency of the transaction on GreenLight’s business relationships, operating results, and business generally. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ENVI and GreenLight assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Thomas Crampton

SVP & Head of Corporate Affairs

GreenLight Biosciences

tcrampton@greenlightbio.com

+44 7826 995794

+1-914-202-2762